UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 3, 2009

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200
Newport Beach, CA 92660
(Address of principal executive offices)  (zip code)

(949) 955-5355
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 3, 2009, we entered into an Asset Purchase Agreement effective as of December 31, 2008 (the “Agreement”) with Isotec, Inc., our wholly-owned subsidiary (“Isotec”) and Isotec Security, Inc. (“ISI”), a Colorado corporation controlled by David J. Barnes, our former officer and director (“Barnes”), whereby Isotec agreed to sell substantially all of its assets to ISI, and not to compete with ISI, in exchange for (i) $250,000;  (ii) the assumption by ISI of unpaid compensation owed by Isotec to various individuals in an amount not to exceed $13,000; (iii) the assumption by ISI of unpaid Isotec payroll withholding taxes for the 2008 calendar year, if any; and (iv) the assumption by ISI of various obligations, including, but not limited to, the principal and accrued and unpaid interest and expenses payable to Barnes pursuant to a Secured Promissory Note dated June 19, 2008, as amended, in the approximate amount of $206,000 (the “Barnes Note”) (collectively, the “Purchase Price”).  The cash portion of the Purchase Price will be paid by delivery at the closing of (i) cash in the amount of $30,000, and (ii) a promissory note in the approximate principal amount of $220,000, payable in eleven installments of approximately $20,000, without interest.

In conjunction with the obligation of ISI to assume the Barnes Note, we entered into a Note Modification Agreement and Release of Security and Guarantor (the “Note Modification Agreement”), whereby ISI released Isotec and us from our respective obligations, commitments and liabilities under (i) the Barnes Note, as amended, (ii) the Security Agreement dated as of June 19, 2008, pursuant to which Isotec granted Barnes a security interest in certain assets of Isotec in consideration of Barnes’ loan under the Barnes Note, and (iii) the Guaranty of Payment Agreement date as of August 1, 2008, pursuant to which we guaranteed performance of Isotec’s obligations under the Barnes Note.

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Effective as of December 31, 2008, pursuant to the Agreement, Isotec completed the disposition to ISI of all of its rights and assets, real, personal, and mixed, tangible or intangible, used in or necessary for the operation of its principal business of developing, integrating and supplying passage control security products (broadly categorized as access control, weapons control, or materials control systems) to customers for use in commercial, retail and government sectors, in exchange for the Purchase Price.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated January 3, 2009

10.2	Note Modification Agreement dated January 3, 2009

10.3	Promissory Note from Isotec Security, Inc. dated January 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2009	World Am, Inc.,
a Nevada corporation

/s/ Frederick T. Rogers
	By:	Frederick T. Rogers
	Its:	President